                                                                Exhibit 10.10.1
                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), dated as of January 1, 2004, between ORMAT NEVADA INC., a Delaware corporation ("Employer"), and YEHEZKEL RAM
("Employee").

                              W I T N E S S E T H

WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth herein; and

WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

                               A G R E E M E N T S

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.   EMPLOYMENT. Employer will employ and Employee will accept employment by
     Employer as Vice President, responsible for Business Development in North
     America. Employee will perform the duties assigned to him and such other duties as may be assigned from time to time by the Employer, its subsidiaries and affiliates or any business ventures in which Employer or its subsidiaries may participate.

     Employee's regular place of employment is the Employer's corporate offices in Nevada but it is agreed that;

          a) Employee is required to perform frequent business trips in and out of the United States,

               As a managerial Employee, Employee is expected to render work in accordance with the requirement and demands of the Job and will not be entitled to any overtime pay for working beyond eight (8) hours a day, or during weekends, holidays, etc.

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          Employee will be required to follow (a) all work and administrative rules (including travel expenses reimbursement) of Employer as in current use and as may be amended from time to time; (b) all national or local law, ordinance or regulation of the country in which
          Employee's work is performed.

2.   ATTENTION AND EFFORT. Employee will devote his full time, ability, attention and effort to Employer" business and will skillfully serve its interests during the term of this Agreement.

3.   TERM. Unless otherwise terminated pursuant to paragraph 6 of this
     Agreement, Employee's term of employment under this Agreement shall commence on January 1, 2004 and shall expire on December 31, 2004.

     COMPENSATION. During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation;

     4.1  BASE SALARY. Employee's compensation shall consist of a yearly base salary of One Hundred and Seventy Five Thousand Dollars ($175,000.00)
          before all customary payroll deductions. Such yearly base salary shall be paid monthly in arrears.

     4.3  NO OTHER PAYMENTS. This Agreement describes all payments and compensations Employee is entitled to, and no other allowances, bonuses or expense reimbursement will be made without prior written authorization. Employee may not accept any payment from any third party, except for passive investments.

5.   BENEFITS.

     5.1  VACATION. Total four weeks per year, not cumulative from year to year without specific written authorization from Employer, this authorization must be made no later than 90 days before the end of the year in which the vacation is due. Maximum length of single vacation period is two weeks, unless specifically authorized.

     52   MEDICAL AND HOSPITALIZATION INSURANCE. Employee will be entitled to receive Employer's standard medical insurance benefits.

     5.3  HOLIDAYS. Employee will be entitled to all legal holidays of the
          U.S.A. any other time off for holidays, including Israeli holidays, will count against Employee's vacation time.

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     5.4  SICK LEAVE. Employee will be entitled to time off for illness as approved by Employer, and supported by a physician's letter if for single period of 3 days or more, up to a maximum of 30 days per year.

     5.5  401(k): Employee will be enrolled to Employer's Simple 401(k) program, in accordance with the terms of the program from time to time.

6.   TERMINATION. Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder;

     6.1  BY EMPLOYER. With or without Cause (as defined below), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

     6.2  BY EMPLOYEE. Employee may terminate his or her employment at any time, for any reason, upon giving Notice of Termination.

     6.3  NOTICE. The term "Notice of Termination" shall mean at least 90 days written notice of termination of Employee's employment, if such notice is given by Employer and at least 90 days written notice of termination of Employee's employment if such notice is given by
          Employee, during which period Employee's employment and performance of services will continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 90 days period, as the case may be, expires, provided however that Employer may, at its sole option prepay the termination payment in which case the effective date of termination will be the date the termination payments were made.

     7.   TERMINATION OF PAYMENTS. In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7;

     7.1  TERMINATION BY EMPLOYER. If Employer terminates Employee's employment without Cause, Employee shall be entitled to received Employee's monthly salary during the 90 day period specified in paragraph 6.3, provided, however, that if Employee is terminated by Employer for any
          Cause, Employee shall not be entitled to receive any of the foregoing benefits.

     7.2  TERMINATION BY EMPLOYEE. In the case of the termination of Employee's employment by Employee, Employee shall not be entitled to receive any payments for services provided subsequent to the date of termination.

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     7.3  EXPIRATION OF TERM. In the case of the termination of Employee's employment as a result of the expiration of the term of this
          Agreement, Employee shall not be entitled to receive any payments hereunder, other than any unpaid base salary.

     7.4  CAUSE. Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" means cause given by Employer to
          Employee and is limited to the occurrence of one or more of the following events;

          (i)   Habitual unjustifiable failure or refusal to perform the lawful duties of Employee described in Section 1 and 2 hereof;

          (ii)  Violation by Employee of a state or federal criminal law involving the commission of a crime against Employer or a
                felony;

          (iii) Habitual or repeated misuses by Employee of alcohol or controlled substances; deception, fraud, misrepresentation of dishonesty by Employee; ; any intentional act or omission by
                Employee which substantially impairs Employer's business, good will or reputation; or

          (iv) Any other material violation of any provision of this Agreement.

8.   NONCOMPETITION AND NONSOLICITATION

     8.1  APPLICABILITY. This paragraph 8 shall survive the termination of
          Employee's employment with Employer except that Section 8.2 shall terminate and be of no effect if Employee is terminated without Cause.

     8.2  SCOPE OF NON-COMPETITION. Employee agrees that he will not, directly or indirectly, during his employment and for a period of [one) year from the date on which his employment with Employer terminates (unless terminated by Employer without Cause), be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor (as hereinafter defined) unless released from such obligation in writing by Employer.
          A "Competitor" shall include any entity which competes with Employer in the , geothermal and waste heat field (and industries as expended in addendum to this contract, from time to time) worldwide, or any entity which is developing energy products or services that will be in competition with the energy products or services of Employer. Employee shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which he is a general or limited partner or employee, (b) a corporation or association which he is a shareholder, officer, employee or director, or (c) if Employee is a member, consultant or agent of such Competitor; provided, however, that nothing herein shall prevent the purchase or ownership by
          Employee of shares which constitute less than five percent of the

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          outstanding equity securities of a publicly or privately held corporation, if Employee has no other relationship with such corporation.

     8.3  SCOPE OF NONSOLICITATION. Employee shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier for Employer to do business or in any way become associated with any
          Competitor to the detriment of Employer. This subparagraph 8.3 shall apply during the time period described in subparagraph 82 hereof.

     8.4  NONDISCLOSURE: RETURN OF MATERIALS. During the term of his employment by Employer and following termination of such employment, he will not disclose (except as required by duties to Employer), any Confidential
          Information (as defined below) to any third party. All documents, procedural manuals, guides, specifications, plans, drawings, designs, computer programs and similar materials, lists of present, past or future customers, customer proposals, invitations to submit proposals, price lists and data relating to pricing of Employer's products and services, records, notebooks and similar repositories of or containing any Confidential Information (including all copies thereof) coming into Employee's possession or control by reason of Employee's employment by Employer, whether prepared by Employee or others; (i)
          are the property of the Employer, (ii) will not be used by Employee in any way adverse to Employer, (iii) will not be removed from Employer's premises or photocopied (except as Employee's employment by Employer shall require) and (iv) at the termination of Employee's employment will be left with, or forthwith returned to, Employer.

          As used in this Agreement, "Confidential Information" shall mean secret or proprietary information of whatever kind of nature disclosed to Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee), at any time during Employee's employment by Employer or his pervious employment by Employer's affiliates as a consequence or through such employment. Such secret or proprietary information shall include (unless such information is generally known in the industry through no action of Employee)
          information relating to design, manufacture, application, know-how, research and development relating to Employer's present, past or prospective products, sources of supplies and materials, operating and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of Employer's products or services.
          Such secret or proprietary information shall specifically include, without limitation all information contained in Employer's manuals, memoranda, formulae, plans, drawings and designs, specifications, data supply sources, computer programs and records legends or otherwise identified by Employer as confidential information.

          Confidential Information shall not, however, include information which is now or hereafter becomes generally known or available to the public through no act or failure to act on the part of Employee, is received by Employee from another person

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          that is free to disclose the same without restriction, or is independently developed by a third party who have had no access to that or similar Confidential Information as disclosed pursuant to this
          Agreement.

          Employee's obligations under this Section 8.4 shall terminate five (5)
          years after the termination of Employee's employment.

     8.5  RIGHTS TO INVENTIONS.

          (i)  The know-how, Inventions (as defined below) and such other data that will be developed in the course Employee's employment of, and all modifications thereof even if made after Termination of shall belong to Employer, and Employer will be the sole and exclusive owner of any and all right pertaining thereto.

          (ii) Employees shall keep signed, witnessed and dated records of any and all ideas, inventions, improvements and discoveries (whether or not patentable), made, conceived or first reduced to practice by Employee in the course of his employment under this Agreement, together with all supporting evidence such as notes, sketches, drawings, models and data pertaining thereto. Employee shall promptly make full disclosure to Employer of any Inventions or modifications thereof. At the time of this Agreement, Employee has not been issued any patents for any device, process, design or invention of any kind which may be used by or needed by
               Employer in connection with Employer's activities, services, and product and which he has not assigned to Employer and duly recorded in the United States Patent Office. Employee agrees that all inventions developed by Employee while he was employed by
               Employer and prior to the date of this Agreement while he was employed by Employer's affiliates are the property of Employer and subject to the terms of this paragraph 8.

          (iii) Employer will have the right to submit patent application based on such inventions. Such patents will identify the original inventors, as required by patent law in the U.S., and also in other countries, even if not required by law.

               Employee shall, at Employer's expense, promptly execute formal applications for patents and also do all other acts and things
               (including, among other, executing and delivering instruments of further assignments, registration, assurance or confirmation)
               deemed by Employer necessary or desirable at any time or times in order to effect the full assignment to Employer of Employee's rights, title, and interest to such Inventions and/or
               modifications, without payment therefore and without further compensation beyond Employee's agreed compensation for
               employment. The absence of a request by Employer for information, or for the making of an oath, or for the

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               execution of any document, shall in no way be construed to constitute a waiver of the rights of Employer.

               Should Employer determine that it has no intent to make a patent application for an Invention, and that it has no reason to keep such inventions confidential, Employee will have the right, after receiving Employer's approval in writing, to pursue patent application at its own risk and expense. It is expressly
               understood that Employer may withhold such approval as it deems necessary at its sole discretion.

          (iv) As used in this Agreement, "Inventions" shall mean those discoveries, developments, inventions and works of authorship, whether or not patentable, relating to Employer's present, past or prospective activities, services and products, which
               activities, services and products are known by Employee at any time during Employee's employment by Employer as a consequence of such employment, including any patents, models, trade secrets, trademarks, services marks, copyrightable subject matter and any copyrights therein, proprietary information, design of a useful article (whether the design is ornamental or otherwise), computer programs and related documentation, and other writings, code, algorithms and information and related documentation and
               materials which the Employee has made, written or conceived or may make, write or conceive, during Employee's employment by
               Employer, either solely or jointly with others, and either on or off Employer's premises (A) while providing services to Employer, or (B) with the use of time, materials or facilities of Employer, or (C) relating to any Company product, service present, past or prospective activities, services and products, which activities, services and products are known by Employee at any time during
               Employee's employment by Employer as a consequence of such employment, including any patents, models, trade secrets,
               trademarks, services marks, copyrightable subject matter and any copyrights therein, proprietary information, design of a useful article (whether the design is ornamental or otherwise), computer programs and related documentation, and other writings, code, algorithms and information and related documentation and
               materials which the Employee has made, written or conceived or may make, write or conceive, during Employee's employment by
               Employer, either solely or jointly with others, and either on or off Employer's premises (A) while providing services to Employer, or (B) with the use of time, materials or facilities of Employer, or (C) relating to any Company product, service or activity of which Employee has knowledge, or (D) suggested by or resulting from any work performed by or for Employer. Such term shall not be limited to the meaning of "invention" under the United States patent laws.

     8.6  EQUITABLE RELIEF. Employee acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result

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          of a breach of this paragraph 8 cannot be adequately remedied by damages, and Employee agrees that Employer, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, without the necessity for posting a bond, to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this paragraph 8.

     8.7  DEFINITION OF EMPLOYER. For purposes of subparagraph 8.2 and subparagraphs 8.3 hereof, "Employer" shall include all subsidiaries and affiliates of Employer, and any business ventures in which
          Employer or its subsidiaries and affiliates may participate.

9.   SEVERABILITY: To the extent any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, it shall be considered deleted herefrom, and the remainder of such provision and of this Agreement shall be construed as if such invalid, illegal or unenforceable provision
     (or portion thereof) had never been contained herein. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this
     Agreement be in excess of that which is valid an enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

10.  Employee acknowledges that the terms of this Agreement are personal and confidential and should not be discussed with any third party within the
     Employer's organization, or outside of the organization.

11.  FORM OF NOTICE. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below notice given in compliance with the terms hereof;

If to Employee:                       Hezy Ram
                                      7000 Mae Anne
                                      Reno, NV 89523

If to Employer:                       Ormat Nevada Inc.,
                                      980 Greg St.
                                      Sparks, NV 89431

                                      Attn: President

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     If notice is mailed, such notice shall be effective after 10 days of mailing, or if notice is personally delivered or sent by electronic facsimile transmission, it shall be effective upon receipt.

12.  WAIVERS. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any or the rights or remedies.

13.  AMENDMENTS IN WRITING. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee.

14.  APPLICABLE LAW. This Agreement shall be in all respects, including all matters of construction, validity and performance, be governed by, construed and enforced in accordance with, the laws of the state of Nevada, without regard to any rules governing conflicts of laws.

15.  HEADINGS. All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

16.  ENTIRE AGREEMENT. This Agreement on and as of the date hereof constitutes the entire Agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                      EMPLOYEE:

                                       /s/ Hezy Ram
                                      ---------------------------------

                                      EMPLOYER:

                                      BY: /s/ Connie Stechman
                                         ------------------------------

                                      Its:    Controller
                                          -----------------------------

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